Exhibit (g)(7)


                        AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of July 2, 2001, by and between SCUDDER SECURITIES TRUST (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of September 6, 1995 (as amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series listed on Appendix A attached hereto subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 20 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 21, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Section (a)(7) of Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     The Custodian as Foreign Custody Manager.

         3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign

Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

In the event that the Foreign Custody Manager determines that no Eligible Foreign Custodian in the designated market satisfies the requirements of Rule 17f-5, the Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to such designated country upon written notice to the Fund. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3     Scope of Delegated Responsibilities:

                  (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

                  (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

Section 3.2, the Board, directly or by delegation to its duly authorized investment adviser or investment manager, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 Reporting Requirements. At least annually and more frequently as the Board deems reasonable and appropriate based on the circumstances, the Custodian shall provide the Board with written reports specifying placement of the Fund's Foreign Assets with each Eligible Foreign Custodian selected by the Custodian and shall promptly report to the Board, or its duly authorized investment adviser or manager, as to any material changes to such foreign custody arrangement.

         3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

         3.3 Eligible Securities Depositories.

         3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings: "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto. "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3 Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. Transactions in Foreign Custody Account.

         4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub- Custodian or in the name of any nominee of the foregoing, and, provided that a nominee does not act negligently, the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of the Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income . The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent negligence on the part of the Custodian, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub- Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

4.13 Liability of Custodian. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

IV. Limitation of Liability. It is understood and expressly stipulated that none of the trustees, officers, agents or shareholders of the Fund shall be personally liable under the Contract. It is understood and acknowledged that all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund, as neither the trustees, officers agents nor shareholders assume any personal liability for obligations entered into on behalf of the Fund.

                  [Remainder of page left intentionally blank]

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                   STATE STREET BANK and TRUST COMPANY

/s/Jean S. Carr
--------------------            By: /s/Joseph L. Hooley
Jean S. Carr                        ----------------------------
Assistant Vice President        Name: Joseph L. Hooley
& Associate Counsel             Title: Executive Vice President



WITNESSED BY:                   SCUDDER SECURITIES TRUST

/s/William F. Gavin, Jr.
---------------------
Name:                           By: /s/John Millette
Title:                             ---------------------
                                Name: John Millette
                                Title: Vice President

William F. Gavin, Jr.
Vice President

APPENDIX A

Effective Date: July 2, 2001

Portfolios of Scudder Securities Trust:
---------------------------------------
Scudder 21st Century Growth Fund
Scudder Development Fund
Scudder Health Care Fund
Scudder Small Company Value Fund
Scudder Technology Innovation Fund

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS





 Country                    Subcustodian

 Argentina                  Citibank, N.A.

 Australia                  Westpac Banking Corporation

 Austria                    Erste Bank der Osterreichischen
                            Sparkassen AG

 Bahrain                    HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

 Bangladesh                 Standard Chartered Bank

 Belgium                    Fortis Bank nv-sa

 Bermuda                    The Bank of Bermuda Limited

 Bolivia                    Citibank, N. A.

 Botswana                   Barclays Bank of Botswana Limited

 Brazil                     Citibank, N.A.

 Bulgaria                   ING Bank N.V.

 Canada                     State Street Trust Company Canada

 Chile                      BankBoston, N.A.

 People's Republic          The Hongkong and Shanghai
 of China                   Banking Corporation Limited,
                            Shanghai and Shenzhen branches

 Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria



04/24/01

                                       1


                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


 Country                    Subcustodian

 Costa Rica                 Banco BCT S.A.

 Croatia                    Privredna Banka Zagreb d.d.

 Cyprus                     The Cyprus Popular Bank Ltd.

 Czech Republic             Ceskoslovenska Obchodni
                            Banka, A.S.

 Denmark                    Danske Bank A/S

 Ecuador                    Citibank, N.A.

 Egypt                      Egyptian British Bank S.A.E.
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

 Estonia                    Hansabank

 Finland                    Merita Bank Plc.

 France                     BNP Paribas, S.A.

 Germany                    Dresdner Bank AG

 Ghana                      Barclays Bank of Ghana Limited

 Greece                     National Bank of Greece S.A.

 Hong Kong                  Standard Chartered Bank

 Hungary                    Citibank Rt.

 Iceland                    Icebank Ltd.


04/24/01

                                       2

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

 Country                    Subcustodian

 India                      Deutsche Bank AG

                            The Hongkong and Shanghai
                            Banking Corporation Limited

 Indonesia                  Standard Chartered Bank

 Ireland                    Bank of Ireland

 Israel                     Bank Hapoalim B.M.

 Italy                      BNP Paribas, Italian Branch

 Ivory Coast                Societe Generale de Banques
                            en Cote d'lvoire

 Jamaica                    Scotiabank Jamaica Trust and Merchant
                            Bank Ltd.

 Japan                      The Fuji Bank, Limited

                            The Sumitomo Bank, Limited

 Jordan                     HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

 Kazakhstan                 HSBC Bank Kazakhstan

 Kenya                      Barclays Bank of Kenya Limited

 Republic of Korea          The Hongkong and Shanghai Banking
                            Corporation Limited

 Latvia                     A/s Hansabanka


04/24/01

                                       3


                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

 Country                    Subcustodian

 Lebanon                    HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

 Lithuania                  Vilniaus Bankas AB



 Malaysia                   Standard Chartered Bank Malaysia Berhad


 Mauritius                  The Hongkong and Shanghai
                            Banking Corporation Limited

 Mexico                     Citibank Mexico, S.A.


 Morocco                    Banque Commerciale du Maroc


 Namibia                    Standard Bank Namibia Limited


 Netherlands                Fortis Bank (Nederland) N.V.


 New Zealand                ANZ Banking Group New Zealand Limited


 Nigeria                    Stanbic Merchant Bank Nigeria Limited


 Norway                     Christiania Bank og Kreditkasse ASA


 Oman                       HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

 Pakistan                   Deutsche Bank AG

 Palestine                  HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)
 Panama                     BankBoston, N.A.

04/24/01
                                       4


                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

 Country                    Subcustodian
\
 Peru                       Citibank, N.A.


 Philippines                Standard Chartered Bank



 Poland                     Bank Handlowy w Warszawie S.A.



 Portugal                   Banco Comercial Portugues



 Qatar                      HSBC Bank Middle East
                            (as delegate of The Hongkong and
                            Shanghai Banking Corporation Limited)

 Romania                    ING Bank N.V.


 Russia                     Credit Suisse First Boston AO - Moscow
                            (as delegate of Credit Suisse
                            First Boston - Zurich)


 Singapore                  The Development Bank of Singapore Limited



 Slovak Republic            Ceskoslovenska Obchodni Banka, A.S.



 Slovenia                   Bank Austria Creditanstalt d.d. Ljubljana



 South Africa               Standard Bank of South Africa Limited


 Spain                      Banco Santander Central Hispano S.A.



 Sri Lanka                  The Hongkong and Shanghai
                            Banking Corporation Limited



 Swaziland                  Standard Bank Swaziland Limited

 Sweden                     Skandinaviska Enskilda Banken

04/24/01

                                       5

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

 Country                    Subcustodian


 Switzerland                UBS AG


 Taiwan - R.O.C.            Central Trust of China


 Thailand                   Standard Chartered Bank



 Trinidad & Tobago          Republic Bank Limited


 Tunisia                    Banque Internationale Arabe de Tunisie


 Turkey                     Citibank, N.A.



 Ukraine                    ING Bank Ukraine



 United Kingdom             State Street Bank and Trust Company,
                            London Branch


 Uruguay                    BankBoston, N.A.


 Venezuela                  Citibank, N.A.


 Vietnam                    The Hongkong and Shanghai
                            Banking Corporation Limited


 Zambia                     Barclays Bank of Zambia Limited


 Zimbabwe                   Barclays Bank of Zimbabwe Limited

04/24/01

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS




           Country                                             Depositories

           Argentina                                           Caja de Valores S.A.

           Australia                                           Austraclear Limited

                                                               Reserve Bank Information and
                                                               Transfer System


           Austria                                             Oesterreichische Kontrollbank AG
                                                               (Wertpapiersammelbank Division)

           Belgium                                             Caisse Interprofessionnelle de Depots et
                                                               de Virements de Titres, S.A.

                                                               Banque Nationale de Belgique




           Brazil                                              Companhia Brasileira de Liquidacao a Custodia

                                                               Sistema Especial de Liquidacao a de Custodia (SELIC)

                                                               Central de Custodia e de Liquidacao
                                                               Financeira de
                                                               Titulos Privados (CETIP)




           Bulgaria                                            Central Depository AD

                                                               Bulgarian National Bank

           Canada                                              Canadian Depository for Securities Limited

           Chile                                               Deposito Central de Valores S.A.

           People's Republic                                   Shanghai Securities Central Clearing &
           of China                                            Registration Corporation
                                                               Shenzhen Securities Central Clearing Co., Ltd.

           Colombia                                            Deposito Centralizado de Valores

04/24/01


                                       1





                                                STATE STREET                                      SCHEDULE B
                                           GLOBAL CUSTODY NETWORK
                                  DEPOSITORIES OPERATING IN NETWORK MARKETS




           Country                                             Depositories


           Costa Rica                                          Central de Valores S.A.


           Croatia                                             Ministry of Finance
                                                               National Bank of Croatia
                                                               Sredisnja Depozitarma Agencija  d.d.



           Czech Republic                                      Stredisko cennych papiru
                                                               Czech National Bank

           Denmark                                             Vaerdipapircentralen (Danish Securities Center)

           Egypt                                               Misr for Clearing, Settlement, and Depository

           Estonia                                             Eesti Vaartpaberite Keskdepositoorium

           Finland                                             Finnish Central Securities Depository

           France                                              Euroclear France

           Germany                                             Clearstream Banking AG, Frankfurt

           Greece                                              Bank of Greece,
                                                               System for Monitoring Transactions
                                                               in Securities in
                                                               Book-Entry Form

                                                               Apothetirion Titlon AE - Central Securities Depository



          Hong Kong                                            Central Clearing and Settlement System

                                                               Central Moneymarkets Unit



          Hungary                                              Kozponti Elszamolohaz es Ertektar
                                                               (Budapest) Rt. (KELER)


04/24/01

                                       2





                                       STATE STREET                                      SCHEDULE B
                                  GLOBAL CUSTODY NETWORK
                         DEPOSITORIES OPERATING IN NETWORK MARKETS





  Country                                             Depositories


  India                                               National Securities Depository Limited

                                                      Central Depository Services India Limited

                                                      Reserve Bank of India





 Indonesia                                            Bank Indonesia

                                                      PT Kustodian Sentral Efek Indonesia

 Israel                                               Tel Aviv Stock Exchange Clearing
                                                      House Ltd. (TASE Clearinghouse)

 Italy                                                Monte Titoli S.p.A.

 Ivory Coast                                          Depositaire Central - Banque de Reglement

 Jamaica                                              Jamaica Central Securities Depository

 Japan                                                Japan Securities Depository Center (JASDEC)
                                                      Bank of Japan Net System

 Kazakhstan                                           Central Depository of Securities

 Kenya                                                Central Bank of Kenya

 Republic of Korea                                    Korea Securities Depository

 Latvia                                               Latvian Central Depository

04/24/01

                                       3






                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS






           Country                                             Depositories


           Lebanon                                             Custodian and Clearing Center of
                                                               Financial Instruments for Lebanon
                                                               and the Middle East (Midclear) S.A.L.
                                                               Banque du Liban
           Lithuania                                           Central Securities Depository of Lithuania
           Malaysia                                            Malaysian Central Depository Sdn. Bhd.

                                                               Bank Negara Malaysia,
                                                               Scripless Securities Trading and Safekeeping
                                                               System




           Mauritius                                           Central Depository and Settlement Co. Ltd.

                                                               Bank of Mauritius

           Mexico                                              S.D. INDEVAL
                                                               (Instituto para el Deposito de Valores)

           Morocco                                             Maroclear

           Netherlands                                         Nederlands Centraal Instituut voor
                                                               Giraal Effectenverkeer B.V. (NECIGEF)

           New Zealand                                         New Zealand Central Securities
                                                               Depository Limited

           Nigeria                                             Central Securities Clearing System Limited

           Norway                                              Verdipapirsentralen (Norwegian Central
                                                               Securities Depository)

           Oman                                                Muscat Depository & Securities
                                                               Registration Company, SAOC
04/24/01


                                       4





                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


           Country                                             Depositories

           Pakistan                                            Central Depository Company of Pakistan Limited

                                                               State Bank of Pakistan

           Palestine                                           Clearing Depository and Settlement, a department
                                                               of the Palestine Stock Exchange
           Peru                                                Caja de Valores y Liquidaciones, Institucion de
                                                               Compensacion y Liquidacion de Valores S.A
           Philippines                                         Philippine Central Depository, Inc.

                                                               Registry of Scripless Securities
                                                               (ROSS) of the Bureau of Treasury




           Poland                                              National Depository of Securities
                                                               (Krajowy Depozyt Papierow Wartosciowych SA)
                                                               Central Treasury Bills Registrar


           Portugal                                            Central de Valores Mobiliarios

           Qatar                                               Central Clearing and Registration (CCR), a
                                                               department of the Doha Securities Market

           Romania                                             National Securities Clearing, Settlement and
                                                               Depository Company

                                                               Bucharest Stock Exchange Registry Division

                                                               National Bank of Romania

           Singapore                                           Central Depository (Pte) Limited
                                                               Monetary Authority of Singapore
04/24/01

                                       5




                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS








           Country                                             Depositories


           Slovak Republic                                     Stredisko cennych papierov

                                                               National Bank of Slovakia

           Slovenia                                            Klirinsko Depotna Druzba d.d.

           South Africa                                        Central Depository Limited

                                                               Share Transactions Totally Electronic
                                                               (STRATE) Ltd.

           Spain                                               Servicio de Compensacion y
                                                               Liquidacion de Valores, S.A.

                                                               Banco de Espana, Central de Anotaciones en Cuenta

           Sri Lanka                                           Central Depository System (Pvt) Limited

           Sweden                                              Vardepapperscentralen VPC AB
                                                               (Swedish Central Securities Depository)

           Switzerland                                         SegaIntersettle AG (SIS)




           Taiwan - R.O.C.                                     Taiwan Securities Central Depository Co., Ltd.

           Thailand                                            Thailand Securities Depository Company Limited

           Tunisia                                             Societe Tunisienne Interprofessionelle pour la
                                                               Compensation et de Depots des Valeurs Mobilieres

           Turkey                                              Takas ve Saklama Bankasi A.S. (TAKASBANK)
                                                               Central Bank of Turkey


04/24/01

                                       6





                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS





 Country                                              Depositories

 Ukraine                                              National Bank of Ukraine

 United Kingdom                                       Central Gilts Office and
                                                      Central Moneymarkets Office

 Venezuela                                            Banco Central de Venezuela

 Zambia                                               LuSE Central Shares Depository Limited


                                                      Bank of Zambia





 TRANSNATIONAL

 Euroclear

 Clearstream Banking AG


04/24/01

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information     Brief Description
-------------------------------     -----------------
(scheduled frequency)

The Guide to Custody in             An overview of settlement and safekeeping
-----------------------             procedures, custody practices and foreign
World Markets                       investor considerations for the markets in
--------------                      which State Street offers custodial
(hardcopy annually and regular      services.
website updates)

Global Custody Network Review       Information relating to Foreign
-----------------------------       Sub-Custodians in State Street's Global
(annually)                          Custody Network. The Review stands as an
                                    integral part of the materials that State
                                    Street provides to its U.S. mutual fund
                                    clients to assist them in complying with SEC
                                    Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review        Custody risk analyses of the Foreign
----------------------------        Securities Depositories presently operating
(annually)                          in Network markets. This publication is an
                                    integral part of the materials that State
                                    Street provides to its U.S. mutual fund
                                    clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                 With respect to each market in which State
-------------------                 Street offers custodial services, opinions
(annually)                          relating to whether local law restricts (i)
                                    access of a fund's independent public
                                    accountants to books and records of a
                                    Foreign Sub-Custodian or Foreign Securities
                                    System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities
                                    System, (iii) a fund's ability to recover in the event of a loss by a Foreign
                                    Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S.
                                    dollars.

Subcustodian Agreements             Copies of the contracts that State Street
-----------------------             has entered into with each Foreign
(annually)                          Sub-Custodian that maintains U.S. mutual
                                    fund assets in the markets in which State
                                    Street offers custodial services.


Global Market Bulletin              Information on changing settlement and
----------------------              custody conditions in markets where State
(daily or as necessary)             Street offers custodial services. Includes
                                    changes in market and tax regulations,
                                    depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories          For those markets where State Street offers
(as necessary)                      custodial services that exhibit special
                                    risks or infrastructures impacting custody,
                                    State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices             Informational letters and accompanying
(presently on a quarterly           materials confirming State Street's foreign
basis or as otherwise necessary)    custody arrangements, including a summary of
                                    material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with
                                    Foreign Securities Depositories.